SUB-ITEM 77M: Mergers

The reorganization of the Aberdeen Emerging
Markets Debt Local Currency Fund (the "Fund") into the Aberdeen Emerging Markets Debt Fund closed on August 15, 2016 (the "Reorganization").
The additional information to be furnished in connection with this Sub-Item 77M regarding the Reorganization is hereby incorporated by reference to the Supplement as filed with the Securities and Exchange Commission on July 1, 2016 pursuant to
Rule 497(e) of the Securities Act of 1933, as amended (SEC Accession No. 0001104659-16-
130695).